UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2007

CERIDIAN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15168	41-1981625
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3311 East Old Shakopee Road, Minneapolis, Minnesota  55425
(Address of principal executive offices)          (Zip code)

Registrant’s telephone number, including area code:  (952) 853-8100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 28, 2007, the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors of Ceridian Corporation (the “Company”) approved the 2007 cash performance bonus plans for certain officers, including Kathryn V. Marinello, President and Chief Executive Officer, Gregory J. Macfarlane, Executive Vice President and Chief Financial Officer, Gary A. Krow, Executive Vice President and President of Comdata, and Gary M. Nelson, Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary.  The 2007 cash performance bonus plans provide for cash awards to be paid through the Ceridian Corporation 2004 Long-Term Stock Incentive Plan, as amended.  The 2007 cash performance bonus plan components are tied to Company goals and objectives and are individualized based on the executive’s ability to influence and contribute to results.  Each individual 2007 cash performance bonus plan contains both financial and non-financial goals described under “Performance Criteria” in the table below.  For each of the Performance Criteria, there is a threshold, target and maximum performance level, which has been approved by the Committee.  All payments under any cash performance bonus plan are subject to the discretion of the Committee, whether or not individual 2007 plan components are met.  In determining actual bonus plan payments, the Committee may evaluate extraordinary events (such as acquisitions, divestitures, litigation or other settlements, etc.) which impacted the achievement of actual financial measures, as well as the manner in which financial measures were reached compared to the budgeted plan.  The threshold, target and superior 2007 cash performance bonus percentage of base salary, and the performance criteria for the 2007 cash performance bonus plans for the above named executive officers are as follows:

Name and Title	Threshold Bonus as a Percent of Base Salary	Target Bonus as a Percent of Base Salary	Superior Bonus as a Percent of Base Salary	Performance Criteria (each component given one-fourth weight in overall bonus payment)
Kathryn V. Marinello President and Chief Executive Officer	80%	110%	140%

Ceridian Corporation Net Income

Earnings Before Interest and Taxes
for Payroll Business Unit

Number of Paychecks Processed for
Payroll Business Unit

Individual Performance as
Determined by the Committee

Gregory J. Macfarlane Executive Vice President and Chief Financial Officer	50	70	90	Same performance criteria as Ms. Marinello
Gary A. Krow Executive Vice President, President of Comdata	70	100	130	Ceridian Corporation Net Income Earnings Before Interest and Taxes for Comdata Revenue Achieved for Comdata Individual Performance as Determined by the Committee
Gary M. Nelson Executive Vice President Chief Administrative Officer General Counsel and Corporate Secretary	50	70	90	Same performance criteria as Ms. Marinello

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN CORPORATION

/s/ Gary M. Nelson
Gary M. Nelson
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary

Dated:  March 30, 2007